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                                  Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Form 8-K of our reports dated April 15, 1996, on our audit of the consolidated financial statements of Physicians Insurance Company of Ohio and its subsidiaries as of December 31, 1995 and 1994, and for the three years in the period ended December 31, 1995 and 1994, and for the three years in the period ended December 31, 1995, and our report dated November 3, 1995, on our audit of Sequoia Insurance Company as of December 31, 1994 and 1993 and for the three years in the period ended December 31, 1994 appearing in the registration statement on Form S-4 (SEC File No. 333-06671) of Citation Insurance Group filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.



                                                   /s/ Coopers & Lybrand L.L.P.
                                                 ------------------------------
                                                 Coopers & Lybrand L.L.P.



Columbus, Ohio

December 4, 1996